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                                                                     EXHIBIT 5.5

                                 December 27, 2000

Autotote Corporation
750 Lexington Avenue, 25th Floor
New York, New York 10022

           Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

    We have acted as special Nevada counsel to Autotote Gaming, Inc., a Nevada corporation (the "Guarantor"), in connection with the filing by Autotote Corporation, a Delaware corporation (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") relating to the proposed offer by the Company to exchange $150,000,000 aggregate principal amount of 12 1/2% Senior Subordinated Notes Due 2010, Series B ("Series B Notes") for a like amount of its outstanding 12 1/2% Senior Subordinated Notes Due 2010, Series A (the "Exchange Offer"). The Series B Notes will be guaranteed by the Guarantor (the "Guarantee") and certain other existing and future subsidiaries of the Company and will be issued pursuant to that Indenture, dated August 14, 2000, among, inter alia, the Company, the Guarantor, and The Bank of New York, as Trustee (as supplemented by a First Supplemental Indenture dated August 14, 2000, the "Indenture").

    In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries as we have deemed necessary and appropriate, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all documents, records, agreements and other instruments as we have deemed relevant, including (a) the Registration Statement, (b) the Indenture, (c) the Guarantee,
(d) the Guarantor's Articles of Incorporation and Bylaws and certain records, proceedings and resolutions of the Guarantor with respect to and authorizing the execution and delivery of the Guarantee, and (e) a Certificate of Existence issued by the Nevada Secretary of State on December 26, 2000 with respect to the good standing in Nevada of the Guarantor. We have also obtained from officers and agents of the Guarantor and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

    Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each natural person executing a document has sufficient legal capacity to do so, (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photo-static or facsimile copies conform to the original document, and (iii) all corporate and other records made available to us by the Guarantor and all public records reviewed are accurate and complete.

    We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "blue sky" laws.
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Autotote Corporation
December 27, 2000
Page 2

    Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Guarantee has been duly authorized, executed and delivered by the Guarantor.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to this firm therein under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Yours very truly,

                                          SCHRECK BRIGNONE GODFREY